
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1997.
                                                      REGISTRATION NO. 333-21325
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         STAR TELECOMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
               DELAWARE                                4813                               77-0362681
   (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)              IDENTIFICATION NUMBER)

                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101
                                 (805) 899-1962
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            CHRISTOPHER E. EDGECOMB
                            CHIEF EXECUTIVE OFFICER
                         STAR TELECOMMUNICATIONS, INC.
                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101
                                 (805) 899-1962
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                    CARLA S. NEWELL                                            NEIL WOLFF
                    CRAIG M. SCHMITZ                                         ARMANDO CASTRO
                  ANTHONY J. MCCUSKER                                        JASON B. WACHA
                GUNDERSON DETTMER STOUGH                                   VAHE H. SARRAFIAN
          VILLENEUVE FRANKLIN & HACHIGIAN, LLP               WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL
                 155 CONSTITUTION DRIVE                                       CORPORATION
              MENLO PARK, CALIFORNIA 94025                                 650 PAGE MILL ROAD
                     (415) 321-2400                                 PALO ALTO, CALIFORNIA 94304-1050
                                                                             (415) 493-9300

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on this 29th day of May, 1997.

                                          STAR TELECOMMUNICATIONS, INC.

                                          By: /s/        MARY A. CASEY

                                          --------------------------------------
                                                        Mary A. Casey
                                                        President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

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
      /s/ CHRISTOPHER E. EDGECOMB*        Chief Executive Officer and Director     May 29, 1997
----------------------------------------  (Principal Executive Officer)
        Christopher E. Edgecomb

           /s/ KELLY D. ENOS*             Chief Financial Officer (Principal       May 29, 1997
                                          Financial and Accounting Officer)
----------------------------------------
             Kelly D. Enos

           /s/ MARY A. CASEY              President and Director                   May 29, 1997
----------------------------------------
             Mary A. Casey

       /s/ GORDON HUTCHINS, JR.*          Director                                 May 29, 1997
----------------------------------------
          Gordon Hutchins, Jr.

         /s/ JOHN R. SNEDEGAR*            Director                                 May 29, 1997
----------------------------------------
            John R. Snedegar

      /s/ ROLAND A. VAN DER MEER*         Director                                 May 29, 1997
----------------------------------------
         Roland A. Van der Meer

         *By: /s/ MARY A. CASEY
----------------------------------------
             Mary A. Casey
            Attorney-in-Fact
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                                      II-5

                               INDEX TO EXHIBITS


                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
  NO.                                       EXHIBIT                                PAGE NUMBER
-------     -----------------------------------------------------------------------
  1.1+      Form of Underwriting Agreement (preliminary form).
  3.1+      Certificate of Incorporation of the Registrant, as amended to date.
  3.3+      Form of Restated Certificate of Incorporation of the Registrant to be
            filed upon the closing of the offering made hereby.
  3.4+      Bylaws of the Registrant.
  3.5+      Form of Bylaws of the Registrant to be filed upon the closing of the offering made hereby.
  4.1+      Reference is made to Exhibits 3.1, 3.3, 3.4, and 3.5.
  4.2+      Specimen Common Stock certificate.
  4.3+      Registration Rights Agreement, dated September 24, 1996, between the
            Registrant and the investors named therein.
  4.4+      Registration Rights Agreement, dated July 12, 1996, between the
            Registrant and the investor named therein.
  4.5+      Investor Rights Agreement dated July 25, 1996, between the Registrant and the investors named therein.
  5.1+      Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
            LLP.
 10.1+      Form of Indemnification Agreement.
 10.2+      1996 Amended and Restated Stock Incentive Plan.
 10.3+      1996 Outside Director Nonstatutory Stock Option Plan.
 10.4+      1997 Omnibus Stock Incentive Plan.
 10.5+      Employment Agreement between the Registrant and Mary Casey dated July
            14, 1995, as amended.
 10.6+      Employment Agreement between the Registrant and Kelly Enos dated
            December 2, 1996.
 10.7+      Employment Agreement between the Registrant and David Vaun Crumly dated
            January 1, 1996.
 10.8+      Employment Agreement between the Registrant and James Kolsrud dated
            December 18, 1996.
 10.9+      Consulting Agreement between the Registrant and Gordon Hutchins, Jr.
            dated May 1, 1996.
 10.10+     Nonstatutory Stock Option Agreement between the Registrant and Gordon
            Hutchins, Jr. dated May 15, 1996.
 10.11+     Free Standing Commercial Building Lease between the Registrant and
            Thomas M. Spear, as receiver for De La Guerra Court Investments, dated for reference purposes as of March 1, 1996.
 10.12+     Standard Office Lease--Gross between the Registrant and De La Guerra
            Partners, L.P. dated for reference purposes as of July 9, 1996.
 10.13+     Office Lease between the Registrant and WHUB Real Estate Limited
            Partnership dated June 28, 1996, as amended.
 10.14+     Standard Form of Office Lease between the Registrant and Hudson
            Telegraph Associates dated February 28, 1996.
 10.15+     Agreement for Lease between the Registrant and Telehouse International
            Corporation of Europe Limited dated July 16, 1996.
 10.16+     Sublease between the Registrant and Borton, Petrini & Conron dated
            March 20, 1994, as amended.
 10.17+     Office Lease between the Registrant and One Wilshire Arcade Imperial,
            Ltd. dated June 28, 1996.
 10.18+     Lease Agreement between the Registrant and Telecommunications Finance
            Group dated April 6, 1995.
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


                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
  NO.                                       EXHIBIT                                PAGE NUMBER
 10.19+     Lease Agreement between the Registrant and Telecommunications Finance
            Group dated January 3, 1996, as amended.
 10.20+     Master Lease Agreement between the Registrant and NTFC Capital
            Corporation dated December 20, 1996.
 10.21+     Variable Rate Installment Note between the Registrant and Metrobank dated October 4, 1996.
 10.22+     Assignment of Purchase Order and Security Interest between the
            Registrant and DSC Finance Corporation dated January 1, 1996.
 10.23+     Line of Credit Promissory Note between the Registrant and Christopher
            E. Edgecomb dated November 7, 1996, as amended.
 10.24+     Office Lease Agreement between the Registrant and Beverly Hills Center
            LLC effective as of April 1, 1997.
 10.25+     Agreement between the Registrant and John Marsch dated March 1, 1997.
 11.1+      Computation of Loss Per Share.
 21.1+      Subsidiary of the Registrant.
 23.1       Consent of Arthur Andersen LLP, Independent Accountants.
 23.2+      Consent of Counsel. Reference is made to Exhibit 5.1.
 24.1+      Power of Attorney (see page II-5).
 27.1+      Financial Data Schedule.
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+ Previously filed.